Exhibit 99.1

Company Contact:

Michael J. Fitzpatrick

Chief Financial Officer

OceanFirst Financial Corp.

Tel: (732)240-4500, ext. 7506

Fax: (732)349-5070

email: Mfitzpatrick@oceanfirst.com

FOR IMMEDIATE RELEASE

OceanFirst Financial Corp. Completes Acquisition

of Cape Bancorp, Inc.

TOMS RIVER, NEW JERSEY, May 2, 2016 – OceanFirst Financial Corp. (NASDAQ:OCFC), (“OceanFirst”), today announced the closing of its acquisition of Cape Bancorp, Inc. (“Cape”). OceanFirst is the holding company for OceanFirst Bank.

As a result of the acquisition, Cape Bank will operate as a division of OceanFirst Bank until the integration of operating systems is completed, which is expected in October 2016. In conjunction with the full integration of the operating systems, Cape Bank a division of OceanFirst Bank will be rebranded as OceanFirst Bank.

OceanFirst is the largest community bank headquartered in central and southern New Jersey with assets of $4.2 billion, loans of $3.2 billion, and deposits of $3.2 billion. OceanFirst Bank has 50 branches throughout Ocean, Monmouth, Middlesex, Atlantic, Cape May, Cumberland and Gloucester counties, New Jersey.

OceanFirst President and Chief Executive Offer, Christopher D. Maher, said, “We are pleased to welcome Cape customers, employees and stockholders to the OceanFirst family. Our commitment to meeting the financial needs of our customers throughout our entire franchise remains a primary focus and we will continue to deliver local-decision making and extraordinary customer care in our expanded market.” Mr. Maher added, “In order to ensure our commitment to the southern region of our franchise is met, Mark C. Foley has been appointed to the newly established role of President, Southern Division. Mark is a seasoned banking professional with more than 35 years of financial services experience.”

Upon completion of the merger, the former stockholders of Cape became entitled to receive $2.25 in cash, without interest, and 0.6375 of a share of OCFC common stock plus cash in lieu of any fractional shares of OCFC common stock.

Based on the $19.48 per share closing price of OCFC common stock on April 29, 2016, the total transaction value was approximately $195 million.

975 Hooper Avenue ● Toms River, NJ 08753 ● 732.240.4500 tel ● wwwoceanfirst.com

In accordance with the terms of the merger agreement, Michael D. Devlin, former President and Chief Executive Officer of Cape, has been added to the Board of Directors of OceanFirst Financial Corp. and OceanFirst Bank.

About OceanFirst Financial Corp.

OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank, founded in 1902, is a community bank with $4.2 billion in assets and 50 branches located throughout central and southern, New Jersey. OceanFirst Bank delivers commercial and residential financing solutions, wealth management, and deposit services and is the largest and oldest community-based financial institution headquartered in Ocean County, New Jersey.

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements may include: management plans relating to the transaction; any statements of the plans and objectives of management for future operations, products or services, including the execution of integration plans; any statements of expectation or belief; projections related to certain financial metrics; and any statements of assumptions underlying any of the foregoing. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time and are beyond our control. Forward-looking statements speak only as of the date they are made. OceanFirst assumes no duty and does not undertake to update forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that OceanFirst anticipated in its forward-looking statements and future results could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, those included under Item 1A “Risk Factors” in OceanFirst’s Annual Report on Form 10-K, those disclosed in OceanFirst’s other periodic reports filed with the Securities and Exchange Commission, as well as the possibility: that expected benefits may not materialize in the timeframe expected or at all, or may be more costly to achieve; that following the completion of the transaction, OceanFirst’s business may not perform as expected due to transaction-related uncertainty or other factors; that OceanFirst is unable to successfully implement integration strategies; reputational risks and the reaction of OceanFirst’s customers, employees and other constituents to the transaction; and diversion of management time on integration-related matters. For any forward-looking statements made in this press release or in any documents, OceanFirst claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

975 Hooper Avenue ● Toms River, NJ 08753 ● 732.240.4500 tel ● wwwoceanfirst.com